                                                                    Exhibit 10.3




                          PREMIUM STANDARD FARMS, INC.
                                 EXECUTIVE LEVEL
                               SEVERANCE PAY PLAN




                          (EFFECTIVE DECEMBER 1, 1999)

                                TABLE OF CONTENTS

                                                                            Page
ESTABLISHMENT OF THE PLAN.................................................     1
PURPOSE OF THE PLAN.......................................................     1
ELIGIBLE EMPLOYEES........................................................     1
CONDITIONS OF INELIGIBILITY...............................................     2
BASE SEVERANCE PAY........................................................     2
SUPPLEMENTAL SEVERANCE PAY AND SUPPLEMENTAL SEVERANCE BENEFITS............     3
PAYMENT OF SEVERANCE PAY..................................................     4
WAIVER AND RELEASE AGREEMENT..............................................     4
PLAN ADMINISTRATION.......................................................     5
AMENDMENT/TERMINATION/VESTING.............................................     6
NO ASSIGNMENT.............................................................     6
CONFIDENTIAL INFORMATION..................................................     6
RECOVERY OF PAYMENTS MADE BY MISTAKE......................................     6
REPRESENTATIONS CONTRARY TO THE PLAN......................................     7
NO EMPLOYMENT RIGHTS......................................................     7
PLAN FUNDING..............................................................     7
APPLICABLE LAW............................................................     7
SEVERABILITY..............................................................     7
PLAN YEAR.................................................................     7
MANDATED PAYMENTS.........................................................     7
MISCELLANEOUS PROVISIONS..................................................     8

                          PREMIUM STANDARD FARMS, INC.
                                 EXECUTIVE LEVEL
                               SEVERANCE PAY PLAN


ESTABLISHMENT OF THE PLAN

PREMIUM STANDARD FARMS, INC. (hereinafter the "COMPANY") hereby adopts the PREMIUM STANDARD FARMS, INC. EXECUTIVE LEVEL SEVERANCE PAY PLAN (hereinafter the "PLAN"), effective December 1, 1999 for the benefit of eligible employees of the Company.

The Plan is an unfunded welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (hereinafter "ERISA") and a severance pay plan within the meaning of United States Department of Labor regulations section 2510.3-2(b). The Plan supersedes any prior Company severance plans, programs or policies covering eligible employees, both formal and informal.

PURPOSE OF THE PLAN

The purpose of the Plan is to provide an eligible employee with base severance pay, supplemental severance pay and supplemental severance benefits for a specified period of time in the event that his/her employment is involuntarily terminated by the Company other than for good reason, including lack of work, rearrangement of work, reduction in workforce, or position elimination.

ELIGIBLE EMPLOYEES

The Plan is applicable only to eligible employees of the Company. For all purposes of the Plan, "ELIGIBLE EMPLOYEE" means a person based in the United States in an employee-employer relationship with the Company who on his/her date of termination of employment with the Company is in the Company job classification as Chief Executive Officer, President, or Chief Financial Officer. "Eligible employee" does not include (i) any employee covered by a written employment or other agreement which contains a severance provision or by a written severance agreement, (ii) any independent contractor, (iii) any consultant, (iv) any person performing services for the Company under an independent contractor or consultant agreement, purchase order, supplier agreement or any other form of agreement which the Company enters into for services, (v) any "leased employee" as defined in Section 414(n) of the Internal Revenue Code, (vi) any contract employee, temporary employee, or any employee who on his/her date of termination of employment with the Company is in a Company job classification other than as Chief Executive Officer, President, or Chief Financial Officer.

CONDITIONS OF INELIGIBILITY

An otherwise eligible employee shall not be eligible for base severance pay, supplemental severance pay and supplemental severance benefits under the Plan if:

      (a) the eligible employee ceases to be an eligible employee as defined in the Plan;

      (b) the eligible employee's employment with the Company terminates by reason of death, or discharge for good reason as determined by the Plan Administrator;

      (c) the eligible employee's employment with the Company terminates through retirement, resignation, or job abandonment;

      (d) the eligible employee leaves employment with the Company prior to a date authorized in writing by the Company;

      (e) the eligible employee is on an authorized leave of absence, provided however, that an eligible employee who returns from an authorized leave of absence and who cannot be placed in employment with the Company shall be eligible for base severance pay, supplemental severance pay and supplemental severance benefits under the Plan;

      (f) the eligible employee is employed in a Company operation or facility which is sold, leased or otherwise transferred and in conjunction with such situation receives an offer of comparable employment. For all purposes of the Plan, "an offer of comparable employment" means an offer of a position providing comparable responsibilities, base salary and benefits to the eligible employee's then current position with the Company, as determined by the Plan Administrator.

      (g) the eligible employee's employment with the Company is terminated under the terms of any form of group reorganization/restructuring benefit plan or program sponsored by the Company which provides total separation pay equal to or greater than the base and supplemental severance pay provided hereunder; or

      (h)   the Plan is terminated.

BASE SEVERANCE PAY

Each eligible employee who is eligible for severance pay under the Plan shall be entitled to receive as base severance pay two (2) weeks of pay.

For all purposes of the Plan, a "WEEK OF PAY" for an eligible employee shall be determined by using his/her regular annual base salary compensation rate on his/her date of termination of employment with the Company divided by fifty-two
(52).

SUPPLEMENTAL SEVERANCE PAY AND
SUPPLEMENTAL SEVERANCE BENEFITS

In addition to the base severance pay which an eligible employee is entitled to receive under the Plan, in exchange for providing the Company with an enforceable Waiver and Release Agreement in a form acceptable to the Company, each eligible employee who is eligible for severance pay under the Plan is eligible to receive as supplemental severance pay and supplemental severance benefits the following:

      (a)   Supplemental Severance Pay:

            Supplemental severance pay shall be fifty (50) weeks of pay.

      (b)   Supplemental Severance Benefits:

            An eligible employee is eligible to receive the following supplemental severance benefits:

            (i)   Health benefits coverage continuation:

                  An eligible employee shall be eligible to continue his/her coverage under the Company sponsored health benefits plan at the contribution rate paid by active employees of the Company for the period which ends upon the earlier of (A) fifty-two
                  (52) weeks following his/her date of termination of employment with the Company or (B) the date he/she becomes covered as an employee under another employer's group health plan, program or contract.

                  Thereafter, an eligible employee may elect to exercise his/her applicable COBRA continuation rights to further continue his/her health benefits under the Company sponsored health benefits plan by paying the required COBRA premium rate.

                  All of the terms and conditions of the Company sponsored health benefits plan, as amended from time to time, shall be applicable to an eligible employee (and his/her eligible dependents, if applicable) participating in any form of continuation coverage under the Company sponsored health benefits plan.

The Chairman of the Company, acting in the Chairman's sole discretion may, in writing, enhance the amount of supplemental severance pay or supplemental severance benefits which an eligible employee is eligible to receive over the amounts described above and/or make available one or more additional forms of supplemental severance benefit.

The consideration for the voluntary Waiver and Release Agreement shall be the supplemental severance pay and supplemental severance benefits which the eligible employee would otherwise not be eligible to receive.

PAYMENT OF SEVERANCE PAY

Severance pay generally will be paid in a lump sum following the eligible employee's date of termination of employment, however any supplemental severance pay and any supplemental severance benefits which become payable will be paid only after the seven (7) day revocation period for a signed Waiver and Release Agreement has passed. The Company reserves the right in its sole discretion to pay severance pay in installments in accordance with the Company's regular payroll payment schedule. All legally required taxes and any sums owing to the Company shall be deducted from Plan severance pay and supplemental severance benefits payments.

If an eligible employee has received his/her supplemental severance pay in one lump sum and is then reemployed by the Company during a period of time during which he/she would have been receiving supplemental severance pay if paid to him/her in installments, he/she shall be required to repay to the Company that portion of the lump sum payment attributable to the period of time from the date his/her reemployment begins to the date he/she would have received his/her last installment payment of supplemental severance pay. In the event that an eligible employee who is receiving payment of supplemental severance pay under the Plan in installments is then reemployed by the Company, the payment of supplemental severance pay under the Plan shall cease as of the date his/her reemployment begins. In addition, the payment and/or availability of supplemental severance benefits under the Plan to an eligible employee shall cease as of the date his/her reemployment with the Company begins.

WAIVER AND RELEASE AGREEMENT

In order to receive the supplemental severance pay and supplemental severance benefits available under the Plan, an eligible employee must submit a signed Waiver and Release Agreement form to the Plan Administrator on or within forty-five (45) days after his/her date of termination of employment, but not prior to his/her date of termination of employment. The applicable Waiver and Release Agreement form is attached hereto as Attachment I. An eligible employee may revoke his/her signed Waiver and Release Agreement within seven (7) days of his/her signing the Waiver and Release Agreement.

Any such revocation must be made in writing and must be received by the Plan Administrator within such seven (7) day period. An eligible employee who timely revokes his/her Waiver and Release Agreement shall not be eligible to receive any supplemental severance pay and supplemental severance benefits under the Plan. An eligible employee who timely submits a signed Waiver and Release Agreement form and who does not exercise his/her right of revocation shall be eligible to receive supplemental severance pay and supplemental severance benefits under the Plan.

Eligible employees shall be advised to contact their personal attorney at their own expense to review the Waiver and Release Agreement form if they so desire.

PLAN ADMINISTRATION

The Company's Chairman and Chief Executive Officer acting together shall serve as the "PLAN ADMINISTRATOR" of the Plan and the "NAMED FIDUCIARY" within the meaning of such terms as defined in ERISA. Notwithstanding the foregoing sentence, in any circumstance involving a claim under the Plan by the Chief Executive Officer, a member of the Board of Directors of the Company shall substitute for the Chief Executive Officer and shall serve along with the Chairman as Plan Administrator for purposes of such claim. Except as otherwise provided herein, the Plan Administrator shall have the discretionary authority to determine eligibility for Plan severance pay and supplemental severance benefits and to construe the terms of the Plan, including the making of factual determinations. The decisions of the Plan Administrator shall be final and conclusive with respect to all questions concerning the administration of the Plan. The Plan Administrator may delegate to other persons responsibilities for performing certain of the duties of the Plan Administrator under the terms of the Plan and may seek such expert advice as the Plan Administrator deems reasonably necessary with respect to the Plan. The Plan Administrator shall be entitled to rely upon the information and advice furnished by such delegatees and experts, unless actually knowing such information and advice to be inaccurate or unlawful.

The Plan Administrator shall establish and maintain a reasonable claims procedure, including a procedure for appeal of denied claims. In no event shall an eligible employee or any other person be entitled to challenge a decision of the Plan Administrator in court or in any other administrative proceeding unless and until the claim and appeals procedures established under the Plan have been complied with and exhausted.

In the event of a group termination, as determined in the sole discretion of the Plan Administrator, the Plan Administrator shall furnish affected eligible employees with such additional information as may be required by law.

AMENDMENT/TERMINATION/VESTING

Eligible employees do not have any vested right to severance pay or supplemental severance benefits under the Plan and the Company reserves the right in its sole discretion to amend or terminate the Plan at any time either by resolution of its Board of Directors or in writing signed by the Chief Executive Officer of the Company, provided, however, that eligible employees under the Plan shall be furnished with not less than thirty (30) days prior written notice of the content and effective date of such amendment or termination.

NO ASSIGNMENT

Severance pay and any supplemental severance benefits payable under the Plan shall not be subject to anticipation, alienation, pledge, sale, transfer, assignment, garnishment, attachment, execution, encumbrance, levy, lien, or charge, and any attempt to cause such severance pay or supplemental severance benefits to be so subjected shall not be recognized, except to the extent required by law.

CONFIDENTIAL INFORMATION

Eligible employees may have access to trade secrets and other confidential and proprietary information (hereinafter "CONFIDENTIAL INFORMATION") with regard to the business of the Company. Confidential Information includes without limitation, trade secrets, financial results and other information relating to the Company's practices in human resources, personnel, including compensation programs, accounting, marketing, advertising, promotion, selling and distributing, price lists, customer lists, and research. Recognizing that the disclosure or improper use of such Confidential Information will cause serious and irreparable injury to the Company, eligible employees with such access acknowledge that (i) they will not at any time, directly or indirectly, disclose Confidential Information to any third party or otherwise use such Confidential Information for their own benefit or the benefit of others, (ii) payment of severance pay and supplemental severance benefits under the Plan shall cease if an eligible employee discloses or improperly uses such Confidential Information, and (iii) retention of severance pay and supplemental severance benefits under the Plan is conditioned upon the eligible employee not disclosing or improperly using such Confidential Information.

RECOVERY OF PAYMENTS MADE BY MISTAKE

An eligible employee or other person shall be required to return to the Company any severance pay payment and any supplemental severance benefit payment, or portion thereof, made by a mistake of fact or law.

REPRESENTATIONS CONTRARY TO THE PLAN

No employee, officer, or director of the Company has the authority to alter, vary, or modify the terms of the Plan except by means of an authorized written amendment to the Plan. No verbal or written representations contrary to the terms of the Plan and its written amendments shall be binding upon the Plan, the Plan Administrator, or the Company.

NO EMPLOYMENT RIGHTS

The Plan shall not confer employment rights upon any person. No person shall be entitled, by virtue of the Plan, to remain in the employ of the Company and nothing in the Plan shall restrict the right of the Company to terminate the employment of any eligible employee or other person at any time.

PLAN FUNDING

No eligible employee shall acquire by reason of the Plan any right in or title to any assets, funds, or property of the Company. Any severance pay payments which become payable under the Plan are unfunded obligations of the Company and shall be paid from the general assets of the Company. No employee, officer, director or agent of the Company guarantees in any manner the payment of Plan severance pay or supplemental severance benefits.

APPLICABLE LAW

The Plan shall be governed and construed in accordance with ERISA and in the event that any reference shall be made to State law, the internal laws of the State of Missouri shall apply.

SEVERABILITY

If any provision of the Plan is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

PLAN YEAR

The ERISA plan year of the Plan shall be the twelve month period commencing on January 1 of each year.

MANDATED PAYMENTS

The severance pay and supplemental severance benefits available under the Plan are the maximum made available by the Company in the event of involuntary termination of employment. To the extent that a federal, State or local law may mandate the Company to make a payment to an eligible employee because of involuntary termination of employment or in accordance with a plant closing law, the severance pay and supplemental severance benefits available under the Plan shall be reduced by the amount of such mandated payment.

MISCELLANEOUS PROVISIONS

All Company property (i.e., Confidential Information, keys, credit cards, documents and records, printers, laptop computers, pagers, identification cards, equipment, automobile, car/mobile telephones, parking stickers, etc.) must be returned by an eligible employee as of his/her date of termination of employment with the Company in order for such eligible employee to commence receiving severance pay and supplemental severance benefits under the Plan.

All pay and other benefits (except Plan severance pay and supplemental severance benefits) payable to an eligible employee as of his/her date of termination of employment with the Company according to the established policies, plans, and procedures of the Company shall be paid in accordance with the terms of those established policies, plans, and procedures. In addition, any benefit continuation or conversion rights which an eligible employee has as of his/her date of termination of employment with the Company according to the established policies, plans, and procedures of the Company shall be made available to him/her.

                               PREMIUM STANDARD FARMS, INC.



                               By              /s/ John M. Meyer
                                  ----------------------------------------------
                                                  John M. Meyer
                                             Chief Executive Officer

                                                                    ATTACHMENT I


                          PREMIUM STANDARD FARMS, INC.
                                 EXECUTIVE LEVEL
                               SEVERANCE PAY PLAN

                          WAIVER AND RELEASE AGREEMENT

      (1) In consideration for the supplemental severance pay and supplemental severance benefits to be provided to me under the terms of the PREMIUM STANDARD FARMS, INC. EXECUTIVE LEVEL SEVERANCE PAY PLAN, I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge PREMIUM STANDARD FARMS, INC. (hereinafter referred to as the "Company") together with the Company's parent, subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees and/or any other occurrence up to and including the date of this Waiver and Release Agreement, including but not limited to:

      (a) claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended ("ADEA"), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

      (b) claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

      (c) any other claim whatsoever including, but not limited to, claims for severance pay, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding the filing of an administrative charge, any claims which I may make under state workers' compensation or unemployment laws, and/or any claims which by law I cannot waive.

      (2) I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, other than a lawsuit to challenge this Waiver and Release Agreement under the ADEA.

      (3) I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to continue payment of the supplemental severance pay and availability of supplemental severance benefits to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Waiver and Release Agreement and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company's option, I shall be obligated upon demand to repay to the Company all but $100 of the supplemental severance pay and cost of the supplemental severance benefits paid or made available to me. I further agree that the foregoing covenants in this paragraph (3) shall not affect the validity of this Waiver and Release Agreement and shall not be deemed to be a penalty or a forfeiture.

      (4) I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

      (5) I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

      (6) I further agree that if I breach the Confidential Information provisions of the Plan, then (a) the Company shall be entitled to apply for and receive an injunction to restrain such breach, (b) the Company shall not be obligated to continue payment of the supplemental severance pay and availability of supplemental severance benefits to me, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the Confidential Information provisions of the Plan (including court costs, expenses and reasonable legal fees).

      (7) I acknowledge that I have been given at least forty-five (45) days to consider this Waiver and Release Agreement thoroughly and I was encouraged to consult with my personal attorney, if desired, before signing below.

      (8) I understand that I may revoke this Waiver and Release Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to the Plan Administrator. I further understand that if I revoke this Waiver and Release Agreement, I shall not receive the supplemental severance pay nor the supplemental severance benefits.

      (9) I also understand that the supplemental severance pay and supplemental severance benefits which I will receive in exchange for signing and not later revoking this Waiver and Release Agreement are in addition to anything of value to which I already an entitled.

      (10) I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO DATE.

      (11) I acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver and Release Agreement shall continue in full force and effect.

      (12) This Waiver and Release Agreement in all respects shall be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to State law, the internal laws of the State of Missouri.

      (13) I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Waiver and Release Agreement and that I voluntarily enter into this Waiver and Release Agreement by signing below.



                         _______________________________________________________
                         (Name of Eligible Employee - Please Print)


                         _______________________________________________________
                         (Signature of Eligible Employee)


                         _______________________________________________________
                                                  (Date)

                         PLEASE RETURN TO:
                         Vice President, Human Resources
                         Premium Standard Farms, Inc.
                         423 West 8th Street
                         Kansas City, MO 64105